UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2011

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation)	1-7797 (Commission File Number)	52-0551284 (IRS Employer Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 8, 2011, PHH Corporation (the “Company”) held its 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). Stockholders holding 53,224,343 shares of the Company’s common stock were present, in person or by proxy, at the 2011 Annual Meeting, representing approximately 94.76% of the 56,167,692 shares of the Company’s common stock that were issued and outstanding as of March 23, 2011, the record date for the 2011 Annual Meeting.
At the 2011 Annual Meeting, the Company’s stockholders (i) elected Messrs. James W. Brinkley and Jerome J. Selitto as Class III directors, each to serve until the 2014 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the “Director Election Proposal”), (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (the “Ratification of Auditors Proposal”); (iii) approved the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K (the “Say on Pay Proposal”) and (iv) approved an annual advisory vote on the compensation paid to the Company’s named executive officers (the “Say When on Pay Proposal”).
Votes cast at the 2011 Annual Meeting were as follows:

					BROKER
	FOR	WITHHELD	AGAINST	ABSTAIN	NON-VOTES
Director Election Proposal:
James W. Brinkley	50,647,309	491,877	—	—	2,085,157
Jerome J. Selitto	50,692,292	446,894	—	—	2,085,157

Ratification of Auditors Proposal:	53,015,080	—	199,900	9,363	—

Say on Pay Proposal:	50,114,324	—	283,940	740,922	2,085,157

					BROKER
	1 YEAR	2 YEAR	3 YEAR	ABSTAIN	NON-VOTES
Say When on Pay Proposal:	45,286,814	24,851	5,102,900	724,621	2,085,157
In consideration of the voting results concerning the Say When on Pay Proposal, the Company’s Board of Directors has determined to hold annual advisory votes on the compensation paid to the Company’s named executive officers until the next required vote in 2017 on the frequency of shareholder votes on the compensation of executives.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
	By:	/s/ William F. Brown
		Name:	William F. Brown
Dated June 13, 2011		Title:	Senior Vice President, General Counsel & Secretary